      As filed with the Securities and Exchange Commission on May 20, 1999
                                                      Registration No. 333-77073
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                AMENDMENT NO. 1
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------

                             TRAVELSCAPE.COM, INC.
             (Exact name of Registrant as specified in its charter)

                Delaware                                    4724                                   51-0387511
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                  Identification Number)

                              8951 W. Sahara Ave.
                          Las Vegas, Nevada 89117-5826
                                 (702) 792-3811
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                 ---------------------------------------------

                               TIMOTHY N. POSTER
                            Chief Executive Officer
                             TRAVELSCAPE.COM, INC.
                              8951 W. Sahara Ave.
                            Las Vegas, NV 89117-5826
                                 (702) 792-3811
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                 ---------------------------------------------

                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

            Francis S. Currie, Esq.                            Kenneth R. Lamb, Esq.
           Martin A. Wellington, Esq.                         Peter T. Heilmann, Esq.
              Kelly S. Boyd, Esq.                                Brian R. Gin, Esq.
     Wilson Sonsini Goodrich & Rosati, P.C.                 Gibson, Dunn & Crutcher LLP
               650 Page Mill Road                              One Montgomery Street
              Palo Alto, CA 94304                                  Telesis Tower
                 (650) 493-9300                               San Francisco, CA 94104
                                                                   (415) 393-8200

                      ------------------------------------

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
                      ------------------------------------

    If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

This amendment is filed solely for the purpose of filing previously omitted exhibits to the Registration Statement.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.

1.1*       Form of Underwriting Agreement
2.1        Agreement and Plan of Reorganization
3.1*       Form of Amended and Restated Certificate of Incorporation (to be filed with the
           Delaware Secretary of State prior to the closing of the offering covered by this
           Registration Statement)
3.2*       Amended and Restated Bylaws
4.1*       Form of Specimen Stock Certificate
5.1*       Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, regarding legality of the securities being issued
10.1       Form of Indemnification Agreement between the Registrant and each of its directors and officers
10.2       1998 Stock Plan
10.3*      1999 Stock Plan
10.4*      1999 Employee Stock Purchase Plan
10.5+      Campaign Insertion Order between Registrant and 24/7 Media dated August 28, 1998
           (MapQuest Agreement #1).
10.6+      Campaign Insertion Order between Registrant and 24/7 Media dated January 19, 1999
           (MapQuest Agreement #2).
10.7+      Campaign Insertion Order between Registrant and 24/7 Media dated February 24, 1999
           (MapQuest Agreement #3).
10.8+      Shopping and Services Program Merchant Agreement between the Registrant and
           DoubleClick Inc., dated as of December 11, 1998.
10.9+      Luxor Las Vegas 1998 Wholesale Contract Agreement between the Registrant and
           Ramparts, Inc. dated as of January 1, 1998.
10.10+     Luxor Las Vegas 1999 Wholesale Contract Agreement between the Registrant and
           Ramparts, Inc. dated as of January 3, 1999.
10.11+     Contract Bulk Fare and Marketing Agreement between Registrant and American Airlines,
           Inc. dated as of October 22, 1998.
10.12      Voting Agreement by and among Timothy Poster, Thomas Breitling and Jeffrey Marquis
10.13      Form of Promissory Note from the February 1999 private placement of units
10.14      Form of Warrant from the February 1999 private placement of units
11.1*      Statement regarding computation of per share earnings
12.1*      Statement regarding computation of ratios
23.1**     Consent of KPMG LLP
23.2*      Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in
           Exhibit 5.1)
24.1**     Power of Attorney (contained in the signature page to this Registration Statement)
27.1*      Financial Data Schedule

------------------------------------

  * to be filed by amendment

 ** filed previously

  + confidential treatment requested

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 19, 1999.

                                          By: /s/ JEFFREY A. MARQUIS
                                             -----------------------------------
                                             Jeffrey A. Marquis
                                             Chief Financial Officer

                               POWER OF ATTORNEY

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

          Signature                       Title                    Date
------------------------------  --------------------------  -------------------

                                President, Chief Executive
    /s/ TIMOTHY N. POSTER*        Officer and Director
------------------------------    (Principal Executive         May 19, 1999
      Timothy N. Poster           Officer)

    /s/ JEFFREY A. MARQUIS      Chief Financial Officer
------------------------------    (Principal Financial and     May 19, 1999
      Jeffrey A. Marquis          Accounting Officer)

   /s/ THOMAS C. BREITLING*
------------------------------  Director and Chief             May 19, 1999
     Thomas C. Breitling          Operating Officer

   /s/ LORENZO J. FERTITTA*
------------------------------  Director                       May 19, 1999
     Lorenzo J. Fertitta

    /s/ MICHAEL J. CONWAY*
------------------------------  Director                       May 19, 1999
      Michael J. Conway

     /s/ TOBIN J. COREY*
------------------------------  Director                       May 19, 1999
        Tobin J. Corey

*By:      /s/ JEFF MARQUIS
      -------------------------
            Jeff Marquis,
          ATTORNEY IN FACT

                                 EXHIBIT INDEX

1.1*       Form of Underwriting Agreement
2.1        Agreement and Plan of Reorganization
3.1*       Form of Amended and Restated Certificate of Incorporation (to be filed with the
           Delaware Secretary of State prior to the closing of the offering covered by this
           Registration Statement)
3.2*       Amended and Restated Bylaws
4.1*       Form of Specimen Stock Certificate
5.1*       Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, regarding legality of the securities being issued
10.1       Form of Indemnification Agreement between the Registrant and each of its directors and officers
10.2       1998 Stock Plan
10.3*      1999 Stock Plan
10.4*      1999 Employee Stock Purchase Plan
10.5+      Campaign Insertion Order between Registrant and 24/7 Media dated August 28, 1998
           (MapQuest Agreement #1).
10.6+      Campaign Insertion Order between Registrant and 24/7 Media dated January 19, 1999
           (MapQuest Agreement #2).
10.7+      Campaign Insertion Order between Registrant and 24/7 Media dated February 24, 1999
           (MapQuest Agreement #3).
10.8+      Shopping and Services Program Merchant Agreement between the Registrant and
           DoubleClick Inc., dated as of December 11, 1998.
10.9+      Luxor Las Vegas 1998 Wholesale Contract Agreement between the Registrant and
           Ramparts, Inc. dated as of January 1, 1998.
10.10+     Luxor Las Vegas 1999 Wholesale Contract Agreement between the Registrant and
           Ramparts, Inc. dated as of January 3, 1999.
10.11+     Contract Bulk Fare and Marketing Agreement between Registrant and American Airlines,
           Inc. dated as of October 22, 1998.
10.12      Voting Agreement by and among Timothy Poster, Thomas Breitling and Jeffrey Marquis
10.13      Form of Promissory Note from the February 1999 private placement of units
10.14      Form of Warrant from the February 1999 private placement of units
11.1*      Statement regarding computation of per share earnings
12.1*      Statement regarding computation of ratios
23.1**     Consent of KPMG LLP
23.2*      Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in
           Exhibit 5.1)
24.1**     Power of Attorney (contained in the signature page to this Registration Statement)
27.1*      Financial Data Schedule

------------------------------------

  * to be filed by amendment

 ** filed previously

  + confidential treatment requested